Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2014, with respect to the consolidated financial statements included in the Annual Report of New York REIT, Inc. on Form 10-K for the years ended December 31, 2013 and 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statement of New York REIT, Inc. on Form S-8 (File No. 333-197362, effective July 11, 2014).

/S/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 11, 2015